Exhibit 99.1

AMERICAN AIRLINES GROUP INC.

Default Settlement Method Change Notice

for

6.50% Convertible Senior Notes due 2025

(CUSIP No. 02376R AF9)1

March 27, 2025

Reference is made to that certain indenture (the “Base Indenture”), dated as of June 25, 2020, between American Airlines Group Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, as the same may be further amended from time to time with respect to the Notes (as defined below), the “Indenture”), dated as of June 25, 2020, among the Company, American Airlines, Inc., a Delaware corporation, as guarantor, and the Trustee, relating to the Company’s 6.50% Convertible Senior Notes due 2025 (the “Notes”). Capitalized terms used in this Notice without definition have the respective meanings given to them in the Indenture.

Pursuant to clause (x) of the proviso to the definition of “Default Settlement Method” in Section 1.01 of the Supplemental Indenture, the Default Settlement Method is changed to Combination Settlement with a Specified Dollar Amount equal to $1,358 per $1,000 principal amount of Notes. Subject to the terms of the Indenture, such Default Settlement Method will apply to all conversions of Notes with a Conversion Date that occurs on or after the date first written above, unless the Company provides notice in accordance with the Indenture that a different Settlement Method will apply to such conversion.

Sincerely,

AMERICAN AIRLINES GROUP INC.

* * *

[1]	No representation is being made with respect to the correctness of the CUSIP number contained in this Notice or appearing on the certificate(s) representing the Notes.